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                                                     EXHIBIT 11


                        SEQUA CORPORATION

    CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE
    ---------------------------------------------------------

                                                 (Unaudited)
                                             For the Three Months
                                             Ended September 30,
                                             --------------------
                                               1994      1993
                                               ----      ----
Primary
- -------
 Losses
   Net loss                                  $ (8,387) $(23,178)
   Preferred stock dividend requirements         (791)     (791)
                                             --------  --------
   Net loss applicable to common
     stockholders                            $ (9,178) $(23,969)
                                             ========  ========
Shares
 Common and common equivalent shares            9,720     9,655
                                             ========  ========
Primary net loss per common share            $   (.94) $  (2.48)
                                             ========  ========
*Fully Diluted
 -------------
 Losses
   Net loss                                  $ (8,387) $(23,178)
                                             ========  ========
 Shares
   Common and common equivalent shares         10,558    10,493
                                             ========  ========
 Fully diluted net loss per
   common share                              $   (.79) $  (2.21)
                                             ========  ========
Shares
- ------
 Weighted average common shares outstanding     9,720     9,655
 Preferred stock assumed to be converted          838       838
                                             --------  --------
 Common and common equivalent shares           10,558    10,493
                                             ========  ========




* The 1994 and 1993 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.
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